Exhibit 8.3


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                                                        Mourant du Feu & Jeune

                                                        4 Royal Mint Court
                                                        London
                                                        EC3N 4HJ

                                                        T +44(0)20 7073 7861
                                                        F +44(0)20 7073 7874
                                                        www.mourant.com


Granite Master Issuer plc                               Mourant du Feu & Jeune
c/o Fifth Floor                                         Legal Services
100 Wood Street
London                                                  Mourant Equity
EC2V 7EX                                                Compensation Solutions

22 December 2004                                        Mourant International
                                                        Finance Administration

                                                        Mourant Private
Dear Sirs                                               Wealth Management

Granite Finance Trustees Limited
Registration Statement on Form S-3

We have acted as special Jersey tax counsel for Granite Finance Trustees Limited, a company incorporated under the laws of Jersey (the Registrant), in connection with the preparation of the registration statement on Form S-3 (the Registration Statement) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the Act), on 12 October 2004 relating to the issue by Granite Master Issuer plc (the Issuer) of certain notes (the Notes). The Notes will be issued pursuant to a trust deed (the Trust Deed) between The Bank of New York (the Note Trustee) and the Issuer.

We have advised the Registrant with respect to its Jersey tax position. This advice is summarized under the heading "Material Jersey (Channel Islands) tax considerations" in the Prospectus relating to the Notes. We confirm and adopt as our opinion the opinions set forth in the Prospectus under the caption "Material Jersey (Channel Islands) tax considerations". The statements concerning Jersey tax consequences contained in the Registration Statement do not purport to discuss all possible Jersey tax ramifications of the proposed issuance of the Notes and are limited to the matters expressly referred to in those statements.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the heading "Material Jersey (Channel Islands) tax considerations" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

We do not express any opinion as to any laws of any jurisdiction other than the laws of Jersey (Channel Islands) as such laws are applied by the courts of Jersey as at the date of this letter.


Yours faithfully

/s/ Mourant du Feu & Jeune


Mourant du Feu & Jeune London is an English partnership of Jersey lawyers Mourant du Feu & Jeune Jersey: PO Box 87, 22 Grenville Street,
St Helier, Jersey JE4 8PX, Channel Islands